Exhibit 15.0

October 30, 2026

Southern Copper Corporation

7310 North 16th St, Suite 135

Phoenix, AZ 85020

We are aware that our report dated October 30, 2026, on our review of the interim financial information of Southern Copper Corporation appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, is incorporated by reference in Post-Effective Amendment No.5 to Registration Statement No. 333-150982 on Form S-8.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Affiliate of a Member Firm of Deloitte Touche Tohmatsu Limited

aulia
/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.
Mexico City, Mexico